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                                                                      EXHIBIT 23


                   [Letterhead of Richter Usher and Vineberg]


                          Independent Auditor's Consent
We consent to the use in this Registration Statement of Vitalstate, Inc. on Form SB-2 of our report dated January 15, 2002 (except for Note 13 which is dated April 4, 2002), appearing in the Prospectus which is part of this Registration Statement, relating to the financial statements of Nuvo Way Inc., which are contained in such Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                   /s/ Richter Usher and Vineberg
                                   ------------------------------
                                   Richter Usher and Vineberg
                                   Chartered Accountants
March 14, 2003
Montreal, Quebec





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